                                                                   EXHIBIT 10.19


                           AUTUMNWOOD APARTMENTS
                           13116 AUTUMN WOODS WAY
                           FAIRFAX, VIRGINIA 22033


                    SMOKE DETECTORS FOR THE HEARING IMPAIRED

The undersigned agree(s) that this Addendum is incorporated in a made part of the Apartment Lease between Autumnwood I L.P. and York L.P. and XYBERNAUT, for the address 13112 C Tall Shadows Lane, dated 12-6-96, and that it shall be renewed and shall expire under the same terms and conditions of the Apartment Lease.

Autumnwood Apartments is happy to provide specially designed visual smoke detectors for the hearing impaired. The visual smoke detector is available upon request. Please be advised upon move-out of your apartment any loss of or damage to the visual smoke detector will be charged to your account.




   X     Yes, I would like a visual smoke detector installed in my apartment.
------

         No, the visual smoke detector is not necessary in my apartment.
------

Please note that all apartments do come with a standard smoke detector, this only pertains to a specially designed smoke detector for the hearing impaired.

[SIG]                                [SIG]
--------------------------           -----------------------------
Resident                             Management Agent

                                     12-10-96
--------------------------           -----------------------------
Resident                             Date


--------------------------
Date

                     BOCA 1987 NATIONAL FIRE PREVENTION CODE
                         AND FAIRFAX COUNTY AMMENDMENTS
                   ADOPTED BY THE COUNTY BOARD OF SUPERVISORS

The undersigned agree(s) that this Addendum is incorporated in a made part of the Apartment Lease between Autumnwood I L.P. and York L.P. and XYBERNAUT, for the address 13112 C Tall Shadows Lane, dated 12-6-96, and that it shall be renewed and shall expire under the same terms and conditions of the Apartment Lease.

F-318.0 Cooking devices.  Add section F-318.1 as follows:
F-318.1 General: No charcoal cooker, brazier, hibachi or grill or any gasoline or other flammable liquid or liquefied petroleum gas-fired stove or similar device shall be ignited or used on the balconies or within 15 feet of any apartment building or other structure with similar occupancy. The management of such occupancies which have balconies shall notify their tenants in writing of the Code requirement when the tenant initially occupies the apartment and periodically thereafter as may be necessary to ensure compliance.

F-318.2 Approved cooking devices. Add subsection 318.2 as follows:

Cooking devices listed under section F-318.1 using either electric or natural gas as a fuel source and listed by recognized testing authority will be exempt from the prohibitions listed in F-318.1. The cooking device shall also be designed or approved for the use of lava rocks or permanent briquette only.

F-318.3 Cooking device storage. Add subsection F-318.3 as follows:
The storage of cooking devices using flammable or combustible liquids or liquefied petroleum gas (LPG) as a fuel source shall be prohibited inside of, on any balcony of, or within 15 feet of, any apartment building or other structure with similar occupancy.

As a resident of Autumnwood Apartments I have read and understand the aforestated National Fire Prevention Codes and Ammendments.



[SIG]                               [SIG]
--------------------------          --------------------------
Resident                            Management Agent


                                    12-10-96
--------------------------          --------------------------
Resident                            Date



--------------------------
Date

                          AUTUMNWOOD APARTMENTS
                         13116 AUTUMN WOODS WAY
                         FAIRFAX, VIRGINIA 22033

                                PET ADDENDUM


[SIG]
-------   I DO NOT have a pet upon moving into Autumnwood Apartments. Should I initial get a pet during my residency at Autumnwood, I will promptly notify the management office and pay all deposits and fees due. I agree to abide by the following rules and regulations concerning behavior of pets, should I get one.



-------   I DO have a pet moving into Autumnwood. I agree to abide by the
initial   following rules and regulations concerning pets.

     The undersigned agree(s) that this Addendum is incorporated in a made part of the Apartment Lease between Autumnwood I L.P. and York L.P. and XYBERNAUT, for the address 13112 C Tall Shadows Lane, dated 12-6-96, and that it shall be renewed and shall expire under the same terms and conditions of the Apartment Lease.

     Lessee agrees to pay a refundable pet security deposit of $150.00 per pet and a non-refundable pet fee of $150.00.

     Lessee will be responsible for actions of the pet at all times and agrees to abide by the following rules:

     a. Playground, swimming pool areas, recreational facilities are off limits to all pets at all times.

     b. Pets must be on a leash at all times and under resident supervision at all times.

     c. Resident agrees to pay for any and all costs incurred in correcting or repairing any damage caused by the pet.

     d. Pets must be walked away from buildings, walkways, stairways, parking lots and patio areas. Resident is responsible for the immediate removal of their pet's waste.

     e. Pet combinations allowed per apartment are as follows:

          1. One dog (no more than 25 pounds full grown)

          2. Two dogs (not more than 25 pounds full grown)

          3. One dog/one cat

          4. Two cats

     f. Please refer to the Residential Obligations regarding pets.


XYBERNAUT CORPORATION


By: [SIG]                           [SIG]
--------------------------          --------------------------
Resident                            Management Agent

                                    12/10/96
--------------------------          --------------------------
Resident                            Date


--------------------------
Date

                             RESIDENTIAL OBLIGATIONS

The following guidelines will insure comfortable, convenient living in your new home. By observing these Residential Obligations, H/P MANAGEMENT, INC. can provide the quality living environment that you deserve.

RESIDENT MANAGER:                      Kimberly Goodwin
                                       ----------------------------------------
RENTAL OFFICE ADDRESS:                 13116 Autumn Woods Way Fairfax, VA 22033
                                       ----------------------------------------
TELEPHONE NUMBER:                      (703) 818-2332
                                       ----------------------------------------
EMERGENCY TELEPHONE NUMBER             (703) 818-2332
                                       ----------------------------------------

 1. RENTAL PAYMENTS: Rental payments are due and payable on the first day of each month. Rental payments are to be made at the Rental Office. Make your checks payable to AUTUMNWOOD APARTMENTS. A late fee of five percent (5%) of the monthly rental amount is assessed on all rental payments not received by 6:00 p.m. on the FIFTH day of the month. A fee of $25.00 is assessed on any check returned by reason of non-sufficient funds (NSF).

 2. SERVICE: Any maintenance problem should be promptly reported to the Rental Office. Routine service requests should be made during Rental Office business hours. Emergencies should be reported immediately.

 3. LIGHT BULBS: Residents must furnish replacement of incandescent light bulbs, fluorescent light tubes, fuses, and fluorescent starters.

 4. PETS: Cats, dogs or other pets, including pets belonging to guests, are permitted on the premises only with the Manager's prior written consent and the payment of applicable deposits and pet fees.

 5. COMMON AREAS: Do not place items such as trash, children's toys, folding chairs, etc. in the hallways, building entrances, or along sidewalk areas. Children are not permitted to play in public hallways, lobbies, corridors, or storage areas. Toys, baby carriages, bicycles, etc., are to be stored within the apartment or designated storage areas. Owner reserves the right to impound any articles left in unauthorized areas.

 6. TRASH: Trash must be put into the refuse container in the designated areas. Where refuse is to be placed into a dumpster or large container provided by Owner, Resident shall use this container, replace the lid and not place refuse around the container. Recycling containers for newspapers have been placed by compactors or dumpsters to make it convenient for you to participate in the county's recycling program.

 7. LOCKS: Management must maintain the capability of emergency access to your apartment. Therefore, changing or rekeying of locks to any apartment is strictly prohibited. Any lock, other than a defective lock, changed by Management will be charged to Resident on a time and materials basis. Duplicate keys will be provided for a charge of $5.00 per key. Whenever a mailbox is maintained by the Post Office, Resident must contact the Post Office to request replacement of a mailbox lock.

 8. LOCKOUTS: During the hours of 9:00 a.m. to 6:00 p.m. on Mondays through Fridays, the fee for having Management open a locked apartment door is $10.00. Between the hours of 6:00 p.m. and 9:00 a.m., plus Saturdays, Sundays and Holidays, the fee for having Management open a locked apartment door is $20.00. The lockout service fee will be billed to Resident's account as additional rent. Management will only open a locked apartment at the request of resident with proper identification, not friends or guests.

 9. NOISE. Stereos, radios, record players, and televisions should be operated at volume levels which will not disturb your neighbors, especially between the hours of 10:00 p.m. and 9:00 a.m. Please be as considerate of your neighbors as you would have them be of you.

10. INSURANCE: Loss or damage to your furnishings or personal property, whether in your apartment, stored in a storage space or in the parking areas, are not covered by Owner's insurance. Therefore, it is strongly recommended that you purchase a Renter's Insurance Policy to protect your personal property.

11. WINDOWS AND DOORS: Make sure that the windows and doors of your apartment are securely closed and locked before leaving the apartment. You will be held responsible for damages caused by frost, rain, or other damages caused by such negligence.

12. PLUMBING: Report any water leaks, gas leaks, or other plumbing complaints immediately to the Rental Office. No rags, sweepings, matches, ashes or any other improper articles should be disposed of in the plumbing fixtures, nor should harmful cleaning materials be used. The cost of any damages resulting to plumbing equipment from misuse will be at your expense.

13. HEATING AND COOLING: Report any malfunction of heating or cooling equipment to the Rental Office. Storage of articles near or around the furnace unit or in the furnace enclosure creates a fire hazard, a lack of efficiency, and is strictly prohibited.

14. FIREPLACES, DISPOSAL OF ASHES: Do not dispose of ashes until completely cool - wait 24 hours. Do not place ashes onto balcony or patio. Do not store firewood on balcony or patio.

15. BALCONIES, PATIOS AND WINDOWS: Do not hang anything from the railing of the balcony, patio or from window ledges, (i.e. clothing, rugs, towels, etc.) or store any unsightly items on the balcony or patios. Balconies should be cleaned to avoid sweepings and dust from going onto any other balcony or patio. All draperies must be backed in white or beige colored material so that only white or beige is seen from the exterior of the building.

16. HANGING PICTURES: Use only standard picture hangers for hanging pictures and mirrors. Adhesive hangers are not permitted. Damage resulting from picture hanging is not considered normal wear and tear.

17. PAINTING AND WALL COVERING: If you would like to paint or wallpaper any portion of your apartment, you may apply to the Manager for an Interior Decorating Lease Addendum.

                        EARLY LEASE TERMINATION ADDENDUM

ADDENDUM to H/P Management L.P. Lease Agreement between H/P MANAGEMENT LIMITED PARTNERSHIP, D/B/A H/P MANAGEMENT L.P., Managing Agent on behalf of Autumnwood Apartments I L.P. and York L.P., (Property Owner) and XYBERNAUT, Resident(s), dated 12-6-96, for the leased premises located at 13112 C Tall Shadows Lane, situated on the property known as Autumnwood Apartments.

EARLY LEASE TERMINATION - Resident may terminate the lease prior to the lease termination date under the provisions of one of the following two options. RESIDENT MUST DETERMINE WHICH OPTION THEY WANT TO EXERCISE ON THE LAST DAY OF OCCUPANCY IN CONJUNCTION WITH RETURNING THE KEYS INTO THE LEASING OFFICE.

                                    OPTION 1

1. Resident must submit a written notice to the Leasing Office on the first day of a month a minimum of thirty (30) days prior to the desired lease termination date. Resident will be responsible for payment of rent during the notice period.

2. Resident must pay a Lease Termination Fee in an amount equivalent to one month rent on the leased premises.

3. Resident will be responsible for reimbursement of any concessions or rent discounts received by Resident over the term of the lease.

4. Resident will be responsible for payment of an Apartment Preparation Fee in the amount of $250.00.

5. Resident must leave the apartment in a clean, undamaged condition and return all keys to the Leasing Office on the last day of occupancy.

PAYMENT OF ALL FEES MUST BE MADE ON THE LAST DAY OF OCCUPANCY IN CONJUNCTION WITH RETURNING THE KEYS TO THE LEASING OFFICE.


                                    OPTION 2

1. Resident must submit a written notice to the Leasing Office as far in advance of the anticipated moving date as possible.

2. Resident will be responsible for payment of rent for the duration of the lease or until such time as the apartment is rented to a new resident and the new resident takes possession of the apartment.

3. Resident will be responsible for payment of an Apartment Preparation Fee in the amount of $250.00, except in the case where the apartment is not rented to a new resident prior to the expiration of the lease.

4. Resident will leave the apartment in a clean and undamaged condition and return all keys to the Leasing Office on the last day of occupancy.

NOTE: If resident is terminating this lease agreement prior to the lease expiration for reason of a job transfer, the Apartment Preparation Fee in the amount of $250.00 will be waived subject to the following provisions:

1. Resident is subject to all other fees and conditions associated with Option 1 and Option 2.

2. The new employment location must be beyond a fifty (50) mile radius of the leased premises and a letter or statement from the Resident's employer confirming the job transfer must be presented.

3. Resident must have resided in the currently leased premises for at least six (6) months.


Intending to be legally bound to the terms of this Lease Addendum in its entirety, the following do agree to the conditions as evidenced by their signatures below.


WITNESSED:                          H/P MANAGEMENT
                                    Managing Agent

X                                   X [SIG]
--------------------------          --------------------------


X                                   X [SIG]
--------------------------          --------------------------
WITNESSED:                          RESIDENT A


X                                   X
--------------------------          --------------------------
WITNESSED:                          RESIDENT B